EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
December 5, 2023	fcooper@tollbrothers.com

Toll Brothers Reports Record FY 2023 Results

FORT WASHINGTON, PA, December 5, 2023 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its fourth quarter and full year ended October 31, 2023.

FY 2023’s Fourth Quarter Financial Highlights (Compared to FY 2022's Fourth Quarter):
•Net income and earnings per share were $445.5 million and $4.11 per share diluted, compared to net income of $640.5 million and $5.63 per share diluted in FY 2022’s fourth quarter. Net income in FY 2022’s fourth quarter included an approximate $103 million net after-tax benefit related to a litigation settlement.
•Pre-tax income was $605.0 million, compared to $841.1 million in FY 2022’s fourth quarter.
•Home sales revenues were $2.95 billion, down 18% compared to FY 2022’s fourth quarter; delivered homes were 2,755, down 27%.
•Net signed contract value was $2.01 billion, up 53% compared to FY 2022’s fourth quarter; contracted homes were 2,038, up 72%.
•Backlog value was $6.95 billion at fourth quarter end, down 22% compared to FY 2022’s fourth quarter; homes in backlog were 6,578, down 19%.
•Home sales gross margin was 27.5%, compared to FY 2022’s fourth quarter home sales gross margin of 26.9%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 29.1%, compared to FY 2022’s fourth quarter adjusted home sales gross margin of 29.0%.
•SG&A, as a percentage of home sales revenues, was 8.2%, compared to 7.7% in FY 2022’s fourth quarter.
•Income from operations was $558.6 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $36.0 million.
•The Company repurchased approximately 4.3 million shares at an average price of $75.70 per share for a total amount of approximately $325.5 million.
Full FY 2023 Financial Highlights (Compared to Full FY 2022):
•Net income was $1.37 billion, and earnings per share were $12.36 diluted, compared to net income of $1.29 billion and $10.90 per share diluted in FY 2022.
•Pre-tax income was $1.84 billion, compared to $1.70 billion in FY 2022.
•Home sales revenues were $9.87 billion, up 2% compared to FY 2022; delivered homes were 9,597, down 9%.
•Net signed contract value was $7.91 billion, down 13% compared to FY 2022; contracted homes were 8,077, down 2%.
•Home sales gross margin was 26.9%, compared to FY 2022’s home sales gross margin of 25.5%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 28.7%, compared to FY 2022’s adjusted home sales gross margin of 27.5%.
•SG&A, as a percentage of home sales revenues, was 9.2%, compared to 10.1% in FY 2022.
•Income from operations was $1.72 billion.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $93.1 million.
•The Company repurchased approximately 7.9 million shares at an average price of $72.00 per share for a total purchase price of approximately $565.9 million.

Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “Fiscal 2023 was exceptional for Toll Brothers, as we delivered another year of record results. We generated $9.9 billion of home sales revenues and increased earnings per share by 13% to $12.36 – driven by a 120-basis point increase in adjusted gross margin to 28.7% and a 90-basis point decrease in SG&A expense to 9.2%. Our fourth quarter results were equally strong. We delivered 2,755 homes and $2.95 billion in home sales revenues – $211 million above the midpoint of our guidance. Our adjusted gross margin in the quarter was 29.1% and our SG&A margin was 8.2%, both of which beat guidance by 60 basis points, and we earned $4.11 per diluted share. At year end, our book value per share was $65.49 and we generated a return on beginning equity of 22.8% for the year. Our business is operating at a very high level, and I thank the entire Toll Brothers team for their contributions to our strong performance.
“We have continued to see solid demand through our fourth quarter, as we signed 2,038 net contracts at an average price of $989,000. Contracts were up 72% in units compared to last year’s fourth quarter and down 11% in average price, reflecting our strategic shift in mix. Based on our non-binding deposit activity through the first five weeks of our first quarter, demand remains solid and consistent with normal seasonality.
“As we approach the start of the spring selling season in January, we are encouraged by the recent 75 basis point drop in mortgage rates. With resale inventories at historic lows, buyers continue to be drawn to new homes, and we expect lower rates with lower inflation to add to this already solid demand. Our strategy of broadening our home offerings to include lower price points, coupled with our focus on increasing our supply of spec homes and growing our community count, has positioned us well for this market. At the end of fiscal 2023, we were operating from 370 communities, up from 348 at year-end 2022. We plan to further increase community count by approximately 10% in fiscal 2024.
“Over the long-term, the outlook for the new home market remains bright, supported by favorable demographics, the supply-demand imbalance that has resulted from over a decade of underproduction, and the aging of the country’s existing housing stock. With our industry-leading luxury brand, Toll Brothers is well positioned to capitalize on these trends. Our strong balance sheet, low leverage, and ample liquidity, including significant projected cash flows from operations in fiscal 2024, should allow us to continue investing in our business while returning cash to shareholders well into the future.”

First Quarter and FY 2024 Financial Guidance:
	First Quarter	Full Fiscal Year 2024
Deliveries	1,800 to 1,900 units	9,850 to 10,350 units
Average Delivered Price per Home	$985,000 - $1,005,000	$940,000 - $960,000
Adjusted Home Sales Gross Margin	28.0%	27.9%
SG&A, as a Percentage of Home Sales Revenues	12.4%	9.9%
Period-End Community Count	375	410
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$(10) million	$125 million
Tax Rate	26.0%	26.0%

Financial Highlights for the three months ended October 31, 2023 and 2022 (unaudited):
	2023	2022
Net Income	$445.5 million, or $4.11 per share diluted	$640.5 million, or $5.63 per share diluted
Pre-Tax Income	$605.0 million	$841.1 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$8.3 million	$22.1 million
Home Sales Revenues	$2.95 billion and 2,755 units	$3.58 billion and 3,765 units
Net Signed Contracts	$2.01 billion and 2,038 units	$1.32 billion and 1,186 units
Net Signed Contracts per Community	5.7 units	3.5 units
Quarter-End Backlog	$6.95 billion and 6,578 units	$8.87 billion and 8,098 units
Average Price per Home in Backlog	$1,055,800	$1,095,800
Home Sales Gross Margin	27.5%	26.9%
Adjusted Home Sales Gross Margin	29.1%	29.0%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.4%	1.5%
SG&A, as a percentage of Home Sales Revenues	8.2%	7.7%
Income from Operations	$558.6 million, or 18.5% of total revenues	$690.2 million, or 18.6% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$36.0 million	$152.5 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$12.9 million	$0.3 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	3.4%	2.9%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	10.8%	20.8%

Financial Highlights for the twelve months ended October 31, 2023 and 2022 (unaudited)
	2023	2022
Net Income	$1.37 billion, or $12.36 per share diluted	$1.29 billion, or $10.90 per share diluted
Pre-Tax Income	$1.84 billion	$1.70 billion
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$30.7 million	$32.7 million
Home Sales Revenues	$9.87 billion and 9,597 units	$9.71 billion and 10,515 units
Net Signed Contracts	$7.91 billion and 8,077 units	$9.07 billion and 8,255 units
Home Sales Gross Margin	26.9%	25.5%
Adjusted Home Sales Gross Margin	28.7%	27.5%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.4%	1.7%
SG&A, as a percentage of Home Sales Revenues	9.2%	10.1%
Income from Operations	$1.72 billion, or 17.3% of total revenues	$1.51 billion, or 14.7% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$93.1 million	$207.7 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$30.6 million	$6.8 million
Additional Information:
•The Company ended its FY 2023 fourth quarter with approximately $1.30 billion in cash and cash equivalents, compared to $1.35 billion at FYE 2022 and $1.03 billion at FY 2023’s third quarter end. At FY 2023 fourth quarter end, the Company also had $1.79 billion available under its $1.91 billion revolving credit facility, which is scheduled to mature in February 2028.
•On October 20, 2023, the Company paid its quarterly dividend of $0.21 per share to shareholders of record at the close of business on October 6, 2023.
•Stockholders' Equity at FY 2023 fourth quarter end was $6.80 billion, compared to $6.01 billion at FYE 2022.
•FY 2023's fourth quarter-end book value per share was $65.49 per share, compared to $54.79 at FYE 2022.
•The Company ended its FY 2023 fourth quarter with a debt-to-capital ratio of 29.6%, compared to 29.7% at FY 2023’s third quarter end and 35.7% at FYE 2022. The Company ended FY 2023’s fourth quarter with a net debt-to-capital ratio(1) of 17.7%, compared to 20.5% at FY 2023’s third quarter end, and 23.4% at FYE 2022.
•The Company ended FY 2023’s fourth quarter with approximately 70,700 lots owned and optioned, compared to 70,200 one quarter earlier, and 76,000 one year earlier. Approximately 51% or 35,900, of these lots were owned, of which approximately 17,100 lots, including those in backlog, were substantially improved.
•In the fourth quarter of FY 2023, the Company spent approximately $430.9 million on land to purchase approximately 3,352 lots.
•The Company ended FY 2023’s fourth quarter with 370 selling communities, compared to 345 at FY 2023’s third quarter end and 348 at FY 2022’s fourth quarter end.

(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, December 6, 2023, to discuss these results and its outlook for the first quarter and FY 2024. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation's leading builder of luxury homes. The Company was founded 56 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers was named the #1 Home Builder in Fortune magazine’s 2023 survey of the World’s Most Admired Companies®, the eighth year it has been so honored. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
©2023 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Toll Brothers.

FORWARD-LOOKING STATEMENTS
Information presented herein for the fourth quarter ended October 31, 2023 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; our build-to-order and spec home strategy; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2022 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31, 2023	October 31, 2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,300,068	$1,346,754
Inventory	9,057,578	8,733,326
Property, construction and office equipment - net	323,990	287,827
Receivables, prepaid expenses and other assets	691,256	747,228
Mortgage loans held for sale	110,555	185,150
Customer deposits held in escrow	84,530	136,115
Investments in unconsolidated entities	959,041	852,314
	$12,527,018	$12,288,714

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,164,224	$1,185,275
Senior notes	1,596,185	1,995,271
Mortgage company loan facility	100,058	148,863
Customer deposits	540,718	680,588
Accounts payable	597,582	619,411
Accrued expenses	1,548,781	1,345,987
Income taxes payable	166,268	291,479
Total liabilities	5,713,816	6,266,874

Equity:
Stockholders’ Equity
Common stock	1,129	1,279
Additional paid-in capital	698,548	716,786
Retained earnings	6,675,719	6,166,732
Treasury stock, at cost	(619,150)	(916,327)
Accumulated other comprehensive income	40,910	37,618
Total stockholders' equity	6,797,156	6,006,088
Noncontrolling interest	16,046	15,752
Total equity	6,813,202	6,021,840
	$12,527,018	$12,288,714

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended October 31,				Twelve Months Ended October 31,
	2023		2022		2023		2022
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,951,904		$3,580,952		$9,866,026		$9,711,170
Land sales and other	68,243		131,182		128,911		564,388
	3,020,147		3,712,134		9,994,937		10,275,558

Cost of revenues:
Home sales	2,141,529	72.5%	2,617,914	73.1%	7,207,279	73.1%	7,237,409	74.5%
Land sales and other	78,594	115.2%	129,611	98.8%	153,457	119.0%	551,770	97.8%
	2,220,123		2,747,525		7,360,736		7,789,179

Gross margin - home sales	810,375	27.5%	963,038	26.9%	2,658,747	26.9%	2,473,761	25.5%
Gross margin - land sales and other	(10,351)	(15.2)%	1,571	1.2%	(24,546)	(19.0)%	12,618	2.2%

Selling, general and administrative expenses	241,408	8.2%	274,381	7.7%	909,446	9.2%	977,753	10.1%
Income from operations	558,616		690,228		1,724,755		1,508,626

Other:
Income from unconsolidated entities	29,285		(4,231)		50,098		23,723
Other income - net	17,065		155,147		67,518		171,377
Income before income taxes	604,966		841,144		1,842,371		1,703,726
Income tax provision	159,430		200,608		470,300		417,226
Net income	$445,536		$640,536		$1,372,071		$1,286,500
Per share:
Basic earnings	$4.15		$5.67		$12.47		$11.02
Diluted earnings	$4.11		$5.63		$12.36		$10.90
Cash dividend declared	$0.21		$0.20		$0.83		$0.77
Weighted-average number of shares:
Basic	107,465		112,914		110,020		116,771
Diluted	108,388		113,793		111,008		117,975

Effective tax rate	26.4%		23.8%		25.5%		24.5%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2023	2022	2023	2022
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$1,369	$6,218	$10,712	$13,051
Land owned for future communities	799	15,850	1,493	19,690
Land owned for operating communities	6,101	—	18,501	—
	$8,269	$22,068	$30,706	$32,741

Land and other impairments included in land sales and other cost of revenues	$12,860	$250	$30,560	$6,810

Depreciation and amortization	$22,224	$23,549	$76,473	$76,816
Interest incurred	$27,907	$35,085	$122,288	$132,171
Interest expense:
Charged to home sales cost of revenues	$39,768	$54,264	$139,410	$164,831
Charged to land sales and other cost of revenues	4,701	940	10,787	5,788
	$44,469	$55,204	$150,197	$170,619

Home sites controlled:			October 31, 2023	October 31, 2022
Owned			35,916	37,700
Optioned			34,748	38,349
			70,664	76,049

Inventory at October 31, 2023 and October 31, 2022 consisted of the following (amounts in thousands):

	October 31, 2023	October 31, 2022
Land and land development costs	$2,631,147	$2,164,121
Construction in progress	5,493,278	5,716,565
Model homes	384,118	285,749
Land deposits and costs of future development	549,035	566,891
	$9,057,578	$8,733,326

Toll Brothers operates in the following five geographic segments, with current operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
REVENUES
North	422	696	$412.3	$618.2	$977,000	$888,200
Mid-Atlantic	380	403	388.2	383.9	$1,021,500	$952,500
South	717	770	659.9	597.1	$920,400	$775,400
Mountain	807	1,147	780.3	971.4	$966,900	$846,900
Pacific	429	749	710.3	1,008.9	$1,655,700	$1,347,000
Home Building	2,755	3,765	2,951.0	3,579.5	$1,071,100	$950,700
Corporate and other			0.9	1.5
Total home sales	2,755	3,765	2,951.9	3,581.0	$1,071,500	$951,100
Land sales and other			68.2	131.2
Total Consolidated			$3,020.1	$3,712.2

CONTRACTS
North	343	350	$325.0	$329.8	$947,400	$942,400
Mid-Atlantic	286	206	279.5	233.5	$977,500	$1,133,400
South	590	315	505.0	312.7	$856,000	$992,500
Mountain	517	228	438.7	274.6	$848,600	$1,204,500
Pacific	302	87	466.5	169.3	$1,544,700	$1,945,800
Total Consolidated	2,038	1,186	$2,014.7	$1,319.9	$988,600	$1,112,900

BACKLOG
North	956	1,122	$964.1	$1,119.5	$1,008,500	$997,800
Mid-Atlantic	945	842	953.0	960.5	$1,008,400	$1,140,700
South	2,312	2,523	2,093.4	2,352.5	$905,500	$932,400
Mountain	1,577	2,524	1,577.7	2,597.3	$1,000,500	$1,029,000
Pacific	788	1,087	1,357.1	1,844.3	$1,722,200	$1,696,700
Total Consolidated	6,578	8,098	$6,945.3	$8,874.1	$1,055,800	$1,095,800

	Twelve Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
REVENUES
North	1,577	2,163	$1,494.1	$1,853.7	$947,400	$857,000
Mid-Atlantic	1,067	1,222	1,175.3	1,149.0	$1,101,500	$940,300
South	2,597	2,033	2,204.8	1,519.6	$849,000	$747,500
Mountain	2,897	3,366	2,660.7	2,747.8	$918,400	$816,300
Pacific	1,459	1,731	2,329.4	2,442.0	$1,596,600	$1,410,700
Home Building	9,597	10,515	9,864.3	9,712.1	$1,027,900	$923,600
Corporate and other			1.7	(0.9)
Total home sales	9,597	10,515	9,866.0	9,711.2	$1,028,000	$923,600
Land sales and other			128.9	564.4
Total Consolidated			$9,994.9	$10,275.6

CONTRACTS
North	1,411	1,596	$1,336.9	$1,534.7	$947,500	$961,600
Mid-Atlantic	1,170	1,012	1,165.5	1,105.4	$996,200	$1,092,300
South	2,386	1,981	1,938.3	1,838.3	$812,400	$928,000
Mountain	1,950	2,292	1,633.1	2,319.7	$837,500	$1,012,100
Pacific	1,160	1,374	1,834.0	2,269.3	$1,581,000	$1,651,600
Total Consolidated	8,077	8,255	$7,907.8	$9,067.4	$979,100	$1,098,400

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and twelve-month periods ended October 31, 2023 and 2022, and for backlog at October 31, 2023 and 2022 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
Three months ended October 31,
Revenues	1	5	$7.3	$15.6	$6,413,200	$3,123,400
Contracts	14	36	$12.8	$49.8	$916,500	$1,382,700

Twelve months ended October 31,
Revenues	9	19	$38.9	$60.9	$4,316,800	$3,205,400
Contracts	77	51	$101.3	$97.2	$1,316,000	$1,905,300

Backlog at October 31,	149	81	$160.0	$96.3	$1,073,600	$1,189,100

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended October 31,		Twelve Months Ended October 31,
		2023	2022	2023	2022
	Revenues - home sales	$2,951,904	$3,580,952	$9,866,026	$9,711,170
	Cost of revenues - home sales	2,141,529	2,617,914	7,207,279	7,237,409
	Home sales gross margin	810,375	963,038	2,658,747	2,473,761
Add:	Interest recognized in cost of revenues - home sales	39,768	54,264	139,410	164,831
	Inventory impairments and write-offs in cost of revenues - home sales	8,269	22,068	30,706	32,741
	Adjusted home sales gross margin	$858,412	$1,039,370	$2,828,863	$2,671,333

	Home sales gross margin as a percentage of home sale revenues	27.5%	26.9%	26.9%	25.5%

	Adjusted home sales gross margin as a percentage of home sale revenues	29.1%	29.0%	28.7%	27.5%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected first quarter and full FY 2024 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the first quarter and full FY 2024. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our first quarter and full FY 2024 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		October 31, 2023	July 31, 2023	October 31, 2022
	Loans payable	$1,164,224	$1,163,116	$1,185,275
	Senior notes	1,596,185	1,595,956	1,995,271
	Mortgage company loan facility	100,058	70,517	148,863
	Total debt	2,860,467	2,829,589	3,329,409
	Total stockholders' equity	6,797,156	6,693,393	6,006,088
	Total capital	$9,657,623	$9,522,982	$9,335,497
	Ratio of debt-to-capital	29.6%	29.7%	35.7%

	Total debt	$2,860,467	$2,829,589	$3,329,409
Less:	Mortgage company loan facility	(100,058)	(70,517)	(148,863)
	Cash and cash equivalents	(1,300,068)	(1,033,369)	(1,346,754)
	Total net debt	1,460,341	1,725,703	1,833,792
	Total stockholders' equity	6,797,156	6,693,393	6,006,088
	Total net capital	$8,257,497	$8,419,096	$7,839,880
	Net debt-to-capital ratio	17.7%	20.5%	23.4%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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